CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report on the financial statements of Tuscany Minerals, Ltd. included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” in the Prospectus.

Vancouver, Canada	“Morgan & Company”

April 9, 2009	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1